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                     [THOMPSON HINE & FLORY LLP LETTERHEAD]
                                    EXHIBIT 5

                                February 16, 1999

Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, Ohio 44236

               Re:  Jo-Ann Stores, Inc. Registration Statement on
                    Form S-8 -- 1998 Incentive Compensation Plan

Ladies and Gentlemen:

         Jo-Ann Stores, Inc. ("Jo-Ann Stores") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 1,800,000 Class A Common Shares, without par value per share, of Jo-Ann Stores ("Class A Common Shares") and 2,300,000 Class B Common Shares, without par value per share, of Jo-Ann Stores ("Class B Common Shares") to be issued from time to time pursuant to the terms of the Jo-Ann Stores, Inc. 1998 Incentive Compensation Plan (the "Plan").

         Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Amended Articles of Incorporation and Amended Regulations of Jo-Ann Stores, (b) the Plan, and (c) such records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that:

                  (1) Jo-Ann Stores is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.

                  (2) When issued, the Class A Common Shares and the Class B Common Shares which are the subject of the Registration Statement will be legally issued, fully paid, and non-assessable.

         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                            Very truly yours,


                                            /s/ Thompson Hine & Flory LLP